Exhibit 99.1

Tripadvisor and Starboard Value Enter into Cooperation Agreement

Two Independent Directors Appointed to the Board Immediately

Two Additional Directors to Join the Board at the 2026 Annual Meeting

NEEDHAM, Mass., March 23, 2026 (PRNewswire) — Tripadvisor, Inc. (NASDAQ: TRIP) today announced that it has entered into a cooperation agreement with Starboard Value LP (“Starboard”) under which four new directors will be joining Tripadvisor’s Board of Directors (the “Board”) to support the Company’s value creation efforts.

Pursuant to the cooperation agreement, Dhiren Fonseca and Andrew F. Cates have been appointed to the Board, effective immediately. Starboard will recommend two additional directors for election at Tripadvisor’s 2026 Annual Meeting of Stockholders.

Greg Maffei, Chairman of Tripadvisor, said, “We are pleased to have reached a constructive resolution with Starboard and to welcome Dhiren and Andy to the Board. Their perspectives and experience will be valuable as we continue executing our strategy. We are grateful for Starboard’s engagement throughout this process and look forward to working together as we focus on driving long-term value for shareholders.”

Jeff Smith, Managing Member, Chief Executive Officer, and Chief Investment Officer of Starboard, said, “We invested in Tripadvisor based on our view that the Company has a tremendous opportunity as a global leader in online travel with an unparalleled brand, strong user loyalty, and three market-leading businesses. We appreciate the collaborative approach taken by Tripadvisor’s Board and management team, and we believe Dhiren and Andy, along with the two directors joining the Board at the Annual Meeting, will be great additions to the Board. Dhiren and Andy bring valuable experience and fresh perspectives that will help Tripadvisor’s Board oversee the Company’s strategy with a clear focus on creating shareholder value.”

With the appointments of Mr. Fonseca and Mr. Cates, the Board will expand from eight to ten directors and will remain at ten directors following the 2026 Annual Meeting. In connection with the cooperation agreement, Starboard will not nominate a slate of director candidates and will vote all its shares in favor of each of Tripadvisor’s Board nominees at the 2026 Annual Meeting. Starboard has also agreed to customary standstill, voting and other provisions. A full copy of the cooperation agreement will be filed by the Company with the U.S. Securities and Exchange Commission in a Current Report on Form 8-K.

Dhiren R. Fonseca

Dhiren R. Fonseca, age 61, has served as Executive Chairman of Rent the Runway, Inc. (NASDAQ: RENT), an American e-commerce platform, since October 2025. Additionally, Mr. Fonseca has served as an Advisor to each of TPG Global, LLC, a private equity firm, since May 2025, GetPica Group S.p.A, an AI content delivery platform, since January 2023 and Certares LP, a firm specializing in investments in the travel, transportation, hospitality and payments sectors, since 2018, where he also served as a Partner from 2014 to 2018.

Previously, Mr. Fonseca served as Chief Executive Officer and President of RentPath, Inc., an online marketplace for residential apartment rentals, from December 2020 to April 2021, where he also served as a member of its Board of Directors from 2014 to April 2021. Prior to that, Mr. Fonseca served in various roles of increasing responsibility at Expedia, Inc. (n/k/a Expedia Group, Inc.) (NASDAQ: EXPE) (“Expedia”), an online travel company, including as Chief Commercial Officer from 2012 to 2014, Co-President, Partner Services Group from 2009 to 2012, Senior Vice President, Corporate Development from 2006 to 2009, and Vice President, Corporate Development from 2004 to 2006, after initially joining Expedia in 1995. Prior to Expedia, Mr. Fonseca held multiple roles in product management and corporate technical sales at Microsoft Corporation (NASDAQ: MSFT) (“Microsoft”), a provider of software, services and solutions, where he was a member of the management team responsible for creating Expedia.com in 1995, while still part of Microsoft. Mr. Fonseca has served as a member of the Board of Directors at DRF Logistics, LLC, a shipping company, since June 2024. Previously, he served as a member of the Boards of Directors of Alaska Air Group, Inc. (NYSE: ALK), an American airliner, from 2014 to May 2024, Rackspace Technology, Inc. (NASDAQ: RXT), a cloud computing company, from 2016 to June 2023, Osiris Acquisition Corp (formerly NYSE: OSI), a special purposes acquisition company, from May 2021 to May 2023, Wilbur-Ellis, an international marketer and distributor of agricultural products, specialty chemicals, and ingredients, from October 2024 to August 2025, Cynosure Inc., a leading provider, innovator, developer, and best-in-class creator of energy based aesthetic and medical treatment systems, from July 2023 to March 2024, Inmar Inc., a leading solutions provider and partner in facilitating and optimizing workflows for retailers, manufacturers, pharmacies, hospitals and other trading partners, from April 2023 to November 2023, Redbox Automated Retail, LLC, a video rental and streaming media company, from 2018 to October 2021, Diamond Resorts International, Inc., an independent timeshare and vacation ownership company, from 2018 to August 2021, HotelTonight, LLC, an online hotel booking service company, from 2018 to 2019, Caesars Acquisition Company (formerly NASDAQ: CACQ), a company that was formed to make an equity investment in the entertainment sector, from 2013 to 2017, and eLong, Inc. (formerly NASDAQ: LONG), an online travel service provider based in China, from 2011 to 2015.

Andrew F. Cates

Andrew F. Cates, age 55, has served as the Managing Member of Value Acquisition Fund LLC, an acquisition, development, and asset management company, since founding the company in 2005. Additionally, Mr. Cates has served as Chief Executive Officer and General Partner of RVC Outdoor Destinations, the leading developer and owner of high-quality outdoor resorts in the U.S., since founding the company in 2007. Previously, Mr. Cates served as a member of the Boards of Directors of Pioneer Natural Resources (formerly NYSE: PXD), an upstream energy company, from 2009 to October 2020, where he served on the Audit and Compensation Committees, and PICO Holdings Inc. (formerly NASDAQ: PICO), a U.S. based diversified holding company, from 2016 to 2017, where he also served on the Audit and Compensation Committees. In 1999, Mr. Cates founded the Soulsville Revitalization Project, one of the largest inner city revitalization projects in the United States that includes The Stax Museum, Soulsville Charter School, and Stax Music Academy, where he served as the Founding Chairman and Project Developer for more than a decade. Prior to developing the Soulsville Revitalization Project, he was the Founding Partner of Viceroy Investments, LLC, a commercial real estate investment firm located in Dallas, Texas. Mr. Cates began his real estate career as a member responsible for partnership and loan workouts, office and industrial acquisitions, asset management, and commercial real estate development at Crow Family Holdings (f/k/a Crow Investment Trust), a privately held real estate investment and development firm based in Dallas, Texas. Mr. Cates currently serves as Board Chairman of Memphis Fourth Estate, Inc., which created and oversees the Daily Memphian, a large locally oriented digital newspaper, since 2018. He also currently serves as a member of the Board of Advisors at Myelin Repair Foundation, which assists in identifying biomarkers to help accelerate myelin repair treatments, since 2005. Previously, Mr. Cates served as a member of the Board of Trustees at Memphis University School, a college-preparatory school in Memphis, Tennessee, from 2018 to 2025. Mr. Cates earned a B.B.A. in Finance at the University of Texas at Austin.

About Tripadvisor, Inc.

The Tripadvisor Group connects people to experiences worth sharing and aims to be the world’s most trusted source for travel and experiences. We leverage our brands, technology, and capabilities to connect our global audience with partners through rich content, travel guidance, and two-sided marketplaces for experiences, restaurants, and other travel categories such as hotels. The subsidiaries of Tripadvisor, Inc. (Nasdaq: TRIP), include a portfolio of travel brands and businesses, including Tripadvisor, Viator, and TheFork.

About Starboard Value LP

Starboard Value LP is an investment adviser with a focused and fundamental approach to investing in publicly traded companies. Starboard seeks to invest in deeply undervalued companies and actively engage with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including, but not limited to, those risks, uncertainties and factors detailed in Tripadvisor’s filings with the SEC. Tripadvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE Tripadvisor

Investor relations contact

ir@tripadvisor.com

Media contact

northamericapr@tripadvisor.com

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